Exhibit 2

AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION

OF

EAGLE FINANCIAL MHC,

a federal mutual holding company

February 16, 2010

1.	INTRODUCTION
2.	DEFINITIONS
3.	PROCEDURES FOR CONVERSION	7
4.	HOLDING COMPANY APPLICATIONS AND APPROVALS	10
5.	SALE OF SUBSCRIPTION SHARES	10
6.	PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES	11
7.	RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY	11
8.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)	12
9.	SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)	12
10.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)	13
11.	SUBSCRIPTION RIGHTS OF OTHER VOTING MEMBERS (FOURTH PRIORITY)	13
12.	COMMUNITY OFFERING	14
13.	SYNDICATED COMMUNITY OFFERING	15
14.	LIMITATION ON PURCHASES	15
15.	PAYMENT FOR SUBSCRIPTION SHARES	17
16.	MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS	17
17.	UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT	18
18.	RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES	19
19.	ESTABLISHMENT OF LIQUIDATION ACCOUNT	19
20.	VOTING RIGHTS OF STOCKHOLDERS	20
21.	RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION	20
22.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION	21
23.	TRANSFER OF DEPOSIT ACCOUNTS	22
24.	REGISTRATION AND MARKETING	22
25.	TAX RULINGS OR OPINIONS	22
26.	STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS	22
27.	RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY	23
28.	PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK	24
29.	CERTIFICATE OF INCORPORATION AND BYLAWS	24
30.	CONSUMMATION OF CONVERSION AND EFFECTIVE DATE	25
31.	EXPENSES OF CONVERSION	25
32.	AMENDMENT OR TERMINATION OF PLAN	25
33.	CONDITIONS TO CONVERSION	25
34.	INTERPRETATION	26

(i)

EXHIBIT A	FORM OF AGREEMENT AND PLAN OF MERGER BY AND AMONG EAGLE BANCORP, EAGLE FINANCIAL MHC AND EAGLE BANCORP MONTANA, INC.

EXHIBIT B	FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT C	BYLAWS OF THE HOLDING COMPANY

(ii)

AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION OF

EAGLE FINANCIAL MHC

1. INTRODUCTION

This Amended and Restated Plan of Conversion and Reorganization (the “Plan”) provides for the conversion of Eagle Financial MHC, a federal mutual holding company (the “Mutual Holding Company”), into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Eagle Bancorp, a federal stock corporation (the “Mid-Tier Holding Company”) which, in turn, owns 100% of the common stock of American Federal Savings Bank (the “Bank”), a federally-chartered stock savings bank. A new Delaware stock holding company (the “Holding Company”) will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Holding Company Common Stock in the Conversion. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization which will provide the Bank and the Holding Company with additional capital to grow and to respond to changing regulatory and market conditions, and also provide greater flexibility to effect corporate transactions, including, where appropriate, future mergers, acquisitions and branch expansions. The Holding Company Common Stock will be offered in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering, in the Syndicated Community Offering, in the Firm Commitment Underwritten Offering, or in any other manner permitted by the OTS, will be at the sole discretion of the Board of Directors of the Bank and the Holding Company. As part of the Conversion, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank’s insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

This Plan has been adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. This Plan also must be approved by at least (i) a majority of the total number of outstanding votes entitled to be cast by Voting Members at the Special Meeting of Members, (ii) two-thirds of the outstanding common stock of the Mid-Tier Holding Company entitled to be cast at the Meeting of Stockholders, and (iii) a majority of the outstanding shares of common stock of the Mid-Tier Holding Company entitled to be cast by Minority Stockholders at the Meeting of Stockholders. The OTS must approve this Plan before it is presented to Voting Members and Minority Stockholders of the Mid-Tier Holding Company for their approval.

2. DEFINITIONS

For the purposes of this Plan, the following terms have the following meanings:

Account Holder – Any Person holding a Deposit Account in the Bank.

Acting in Concert – The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Affiliate – Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

Appraised Value Range – The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range.

Articles of Combination – The Articles of Combination filed with the OTS in connection with the consummation of any merger relating to the Conversion.

Associate – The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the Mutual Holding Company, the Mid-Tier Holding Company or the Bank) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an Associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term “Associate” does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any person who is related by blood or marriage to such person and (A) who lives in the same home as such person or (B) who is a Director or Officer of the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Holding Company, or any of their parents or subsidiaries.

Bank – American Federal Savings Bank, Helena, Montana.

Bank Liquidation Account – The Liquidation Account established in the Bank in connection with the Conversion.

Bank Merger – The merger of Interim with the Bank as set forth in this Plan.

Code – The Internal Revenue Code of 1986, as amended.

Community – the State of Montana.

Community Offering – The offering for sale to certain members of the general public directly by the Holding Company of Subscription Shares not subscribed for in the Subscription Offering.

Control – (including the terms “controlling,” “controlled by,” and “under common control with”) means the director or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 C.F.R. Part 574.

Conversion – The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.

Conversion Stock – The Subscription Shares and the Exchange Shares.

Deposit Account – Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.

Director – A member of the Board of Directors of the Bank, the Mid-Tier Holding Company or the Holding Company, or the Mutual Holding Company, as appropriate in the context.

Eligible Account Holder – Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

Eligibility Record Date – The date for determining Qualifying Deposits of Eligible Account Holders of the Bank, and is November 30, 2008.

Employees – All Persons who are employed by the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company.

Employee Plans – Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

ESOP – The Bank’s Employee Stock Ownership Plan and related trust.

Exchange Offering – The offering of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.

Exchange Ratio – The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding

Company Common Stock immediately upon completion of the Conversion as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion, except as adjusted for cash in lieu of fractional shares.

Exchange Shares – The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.

FDIC – The Federal Deposit Insurance Corporation or any successor thereto.

Firm Commitment Underwritten Offering – The offering of Subscription Shares, at the sole discretion of the Holding Company following the Subscription and Community Offerings, involving the sale of Subscription Shares to underwriters at an underwriting discount.

Holding Company – The Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

Holding Company Common Stock – The common stock, par value $0.01 per share, of the Holding Company.

Independent Appraiser – The appraiser retained by the Mutual Holding Company, Mid-Tier Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Holding Company.

Liquidation Account – The account representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

Majority Ownership Interest – A fraction, the numerator of which is equal to the number of shares of Mid–Tier Holding Company common stock owned by the Mutual Holding Company immediately prior to the completion of the Conversion, and the denominator of which is equal to the total number of shares of Mid–Tier Holding Company common stock issued and outstanding immediately prior to the completion of the Conversion.

Meeting of Stockholders – The special or annual meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon this Plan.

Member – Means any Person qualifying as a member of the Mutual Holding Company in accordance with its charter and bylaws and the laws of the United States.

MHC Merger – The Mutual Holding Company merger with and into the Mid-Tier Holding Company immediately prior to completion of the Conversion, as set forth in this Plan.

Mid-Tier Holding Company – Eagle Bancorp, the federal corporation that owns 100% of the Bank’s common stock and any successor thereto.

Mid-Tier Merger – The merger following the MHC Merger of the Mid-Tier Holding Company and the Holding Company in which the Holding Company is the resulting entity.

Minority Shares – Any outstanding common stock of the Mid-Tier Holding Company, or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, owned by persons other than the Mutual Holding Company.

Minority Stockholder – Any owner of Minority Shares.

Mutual Holding Company – Eagle Financial MHC, the mutual holding company of the Mid-Tier Holding Company.

Offering – The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, Syndicated Community Offering and/or Firm Commitment Underwritten Offering, as the case may be. The term “Offering” does not include Holding Company Common Stock issued in the Exchange Offering.

Offering Range – The range of the number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The maximum and minimum of the Offering Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Offering Range.

Officer – The term Officer means the president, any vice-president (but not an assistant vice-president, second vice-president, or other vice president having authority similar to an assistant or second vice-president), the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated. The term Officer also includes the chairman of the Board of Directors if the chairman is authorized by the charter or bylaws of the organization to participate in its operating management or if the chairman in fact participates in such management.

Order Form – Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

Other Voting Member – A Voting Member who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

OTS – The Office of Thrift Supervision, an office of the Department of Treasury of the United States.

Participant – Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder or Other Voting Member.

Person – An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

Plan – This Amended and Restated Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

Prospectus – The one or more documents used in offering the Conversion Stock.

Qualifying Deposit – The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

Resident – Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Person must be a “Resident” for purposes of determining whether such Person “resides” in the Community as such term is used in this Plan.

SEC – The U.S. Securities and Exchange Commission.

Special Meeting of Members – The special or annual meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.

Subscription Offering – The offering of Subscription Shares to Participants.

Subscription Price – The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

Subscription Shares – Shares of Holding Company Common Stock offered for sale in the Offering. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.

Supplemental Eligible Account Holder – Any Person, other than Directors and Officers of the Mutual Holding Company, the Bank and the Mid-Tier Holding Company (unless the OTS grants a waiver permitting a Director or Officer to be included) and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

Supplemental Eligibility Record Date – The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion. The Supplemental Eligibility Record Date will only occur if the OTS has not approved the Conversion within 15 months after the Eligibility Record Date.

Syndicated Community Offering – The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

Tax-Qualified Employee Stock Benefit Plan – Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution plan which is not so qualified.

Voting Member – Any Member who, at the Voting Record Date, is entitled to vote as a Member of the Mutual Holding Company in accordance with its charter and bylaws.

Voting Record Date – The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members and/or the Meeting of Stockholders.

3. PROCEDURES FOR CONVERSION

A. After approval of the Plan by the Boards of Directors of the Bank, the Mid-Tier Holding Company and the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the OTS for approval. Notice of the adoption of the Plan by the Boards of Directors of the Bank, the Mutual Holding Company and the Mid-Tier Holding Company will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by depositors. The Mutual Holding Company will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan as well as notices required in connection with any holding company, merger or other applications required to complete the Conversion.

B. Promptly following approval by the OTS, the Plan will be submitted to votes of the Voting Members at the Special Meeting of Members and of the Stockholders of the Mid-Tier Holding Company at the Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Members, at their last known address appearing on the records of the Bank as of the Voting Record Date, a proxy statement in either long or summary form describing the Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Mid-Tier Holding Company will mail to all Stockholders a proxy statement describing the Plan, which will be submitted to a vote of Stockholders (including Minority Stockholders) at the Meeting of Stockholders. The

Holding Company also will mail to all Participants a Prospectus and Order Form for the purchase of Subscription Shares. In addition, all Voting Members will receive, or be given the opportunity to request by either telephone or by letter addressed to the Bank’s Secretary, a copy of the Plan as well as the certificate of incorporation or bylaws of the Holding Company. The Plan must be approved by at least (i) a majority of the total number of votes entitled to be cast by Voting Members at the Special Meeting of Members, (ii) two-thirds of the outstanding shares of common stock of the Mid-Tier Holding Company entitled to be cast at the Meeting of Stockholders, and (iii) a majority of the outstanding shares of common stock of the Mid-Tier Holding Company entitled to be cast by Minority Stockholders at the Meeting of Stockholders. Upon such approval of the Plan, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion. The Conversion must be completed within 24 months of the approval of the Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.

C. The period for the Subscription Offering will be not less than 20 days nor more than 45 days, unless extended. Any shares of Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in a Community Offering, a Syndicated Community Offering, a Firm Commitment Underwritten Offering or in any other manner permitted by the OTS. All sales of shares of Holding Company Common Stock must be completed within 45 days after the last day of the Subscription Offering, unless the offering period is extended by the Mutual Holding Company and the Holding Company with the approval of the OTS.

D. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, and applicable federal and state regulations and policy. Approval of the Plan by Voting Members and Minority Stockholders of the Mid-Tier Holding Company also shall constitute approval of each of the transactions necessary to implement the Plan.

(1)	The Mid-Tier Holding Company will establish the Holding Company as a first-tier Delaware-chartered stock holding company subsidiary.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”) with the Holding Company as the resulting entity pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the members of Mutual Holding Company immediately prior to Conversion will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale its Common Stock in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank and the Bank Liquidation Account.

E. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable.

F. The Holding Company shall register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of Minority Stockholder approval of the Plan.

G. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company and the Mutual Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company and the Mutual Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company and the Mutual Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company and the Mutual Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company and the Mutual Holding Company.

H. The Certificate of Incorporation and Bylaws of the Holding Company shall read in the form of Exhibit B and Exhibit C, respectively.

I. The home office and branch office of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and Mid-Tier Holding Company.

4. HOLDING COMPANY APPLICATIONS AND APPROVALS

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Mutual Holding Company, Mid-Tier Holding Company, Bank and Holding Company shall make timely applications to the OTS and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

5. SALE OF SUBSCRIPTION SHARES

The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC.

Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering, subject to the terms and conditions of this Plan. The Community Offering, if any, will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering may begin simultaneously or later than the Subscription Offering. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members, however, is subject to the approval of the Plan by Voting Members and Minority Stockholders of the Mid-Tier Holding Company.

If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering period, and the Community Offering period, should one be conducted, may be sold in a Syndicated Community Offering, a Firm Commitment Underwritten Offering or in any manner approved by the OTS that will achieve a widespread distribution of the Holding Company Common Stock. The Syndicated Community Offering or Firm Commitment Underwritten Offering may be conducted in addition to, or instead of, a Community Offering. The issuance of Holding Company Common Stock in the Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in the Syndicated Community Offering or Firm Commitment Underwritten Offering is consummated and only if the required minimum number of shares of Holding Company Common Stock has been issued.

6. PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

The total number of shares of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription Offering, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the OTS, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Mutual Holding Company, Mid-Tier Holding Company, the Holding Company and the Bank shall establish, if all required regulatory approvals are obtained.

Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company, and the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering and the Exchange Offering and, if it chooses, hold a new Offering and Exchange Offering, extend the Offering and establish a new Subscription Price and/or Appraised Value Range, or take such other action as the OTS may permit. The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

7. RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

The Holding Company may retain up to 50% of the net proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment and would facilitate the continued expansion through increased lending, acquisitions of financial service organizations, continued diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable federal and state regulations and policy.

8. SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the maximum purchase limitation, i.e. 25,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder’s Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14, “Limitation on Purchases.”

B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders, except as permitted by the OTS.

9. SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the

Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank. Alternatively, if permitted by the OTS, the Employee Plans may purchase all or a portion of such shares in the open market.

10. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 25,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14, “Limitation on Purchases.”

B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

11. SUBSCRIPTION RIGHTS OF OTHER VOTING MEMBERS (FOURTH PRIORITY)

A. Each Other Voting Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 25,000 shares of Holding Company Common Stock or 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and subject to the purchase limitations specified in Section 14, “Limitation on Purchases.”

B. In the event that such Other Voting Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Voting Members so as to permit each such subscribing Other Voting Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Voting Member has subscribed. Any remaining shares will be allocated among the subscribing Other Voting Members whose subscriptions remain unsatisfied in the proportion that the amount of the subscription of each such Other Voting Member bears to the total amount of the subscriptions of all Other Voting Members whose subscriptions remain unsatisfied.

12. COMMUNITY OFFERING

If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, next to cover orders of Minority Stockholders as of the Voting Record Date, and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock exceed the number of shares available for sale in a category pursuant to the distribution priorities described above, shares will be allocated within the category so that each member of that category will receive the lesser of 100 shares or their ordered amount and thereafter, remaining shares will be allocated on an equal number of shares basis per order. In connection with the allocation process, orders received for Holding Company Common Stock in the Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order. The Mutual Holding Company and the Holding Company shall use their best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, that are received in the Community Offering. Any Person may purchase up to 25,000 shares of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14, “Limitation on Purchases.”

13. SYNDICATED COMMUNITY OFFERING

If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering or the Community Offering, if any, in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Mutual Holding Company and the Holding Company, in a manner that will achieve the widest distribution of Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any orders in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to 25,000 shares of Holding Company Common Stock, subject to the purchase limitations specified in Section 14, “Limitation on Purchases.” In addition, unless waived by the OTS, orders received for Holding Company Common Stock in the Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order.

Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering at any time.

If for any reason a Syndicated Community Offering of shares of Holding Company Common Stock not sold in the Subscription Offering or Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription Offering or Community Offerings or in the Syndicated Community Offering, if possible the Holding Company will make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the OTS.

14. LIMITATION ON PURCHASES

The following limitations shall apply to all purchases and issuances of shares of Conversion Stock:

A. The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in all categories in the Offering by any Person or Participant, together with any Associate or group of Persons Acting in Concert, shall not exceed 50,000 shares of the Holding Company Common Stock, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

B. The maximum number of shares of Holding Company Common Stock which may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 29% of the shares of Holding Company Common Stock issued in the Conversion.

C. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person or Participant purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the Subscription Price exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

D. If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person’s Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person’s Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

Depending upon market or financial conditions, the Boards of Directors of the Holding Company, the Mutual Holding Company and the Bank, with the receipt of any required approvals of the OTS and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Mutual Holding Company and the Holding Company increase the maximum purchase limitations, the Mutual Holding Company and the Holding Company are only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Mutual Holding Company and the Holding Company, resolicit certain other large subscribers. Such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Holding Company Common Stock in the event that the purchase limitation is so increased will be determined by the Boards of Directors of the Holding Company and the Mutual Holding Company in their sole discretion.

In the event of an increase in the total number of shares offered in the Offering due to an increase in the maximum of the Offering Range of up to 15% (the “Adjusted Maximum”), the additional shares may be used to fill the Employee Plans orders before all other orders and then will be allocated in accordance with the priorities set forth in this Plan.

For purposes of this Section 14, (i) Directors, Officers and Employees of the Bank, the Mid-Tier Holding Company, the Mutual Holding Company and the Holding Company or any of their subsidiaries shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in paragraphs A. and B. of this Section 14, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

Each Person purchasing Holding Company Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15. PAYMENT FOR SUBSCRIPTION SHARES

All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion. Subscription funds will be held in a segregated account at the Bank or, at the discretion of the Mutual Holding Company, at another insured depository institution.

Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber’s Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received by check or money order will be paid by the Bank at not less than the passbook rate. Such interest will be paid from the date payment is processed by the Bank until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them, with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore, will not do so.

16. MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

As soon as practicable after the registration statement prepared by the Holding Company has been declared effective by the SEC and the stock offering materials have been approved by the OTS, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Voting Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered.

Each Order Form will be preceded or accompanied by a Prospectus describing the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

A. A specified date by which all Order Forms must be received by the Mutual Holding Company or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Mutual Holding Company or the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Mutual Holding Company or the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber’s Deposit Account at the Bank); and

G. A statement to the effect that the executed Order Form, once received by the Mutual Holding Company or the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

Notwithstanding the above, the Mutual Holding Company and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimiled order forms.

17. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

In the event Order Forms (a) are not delivered or are not timely delivered by the United States Postal Service, (b) are defectively filled out or executed, (c) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (d) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

18. RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

19. ESTABLISHMENT OF LIQUIDATION ACCOUNT

The Holding Company shall establish at the time of the Conversion, a Liquidation Account in an amount equal to the product of (i) the Majority Ownership Interest and (ii) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion of Mid-Tier Holding Company prior to the effective date of the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company common stock). Following the Conversion, the Liquidation Account will be maintained by the Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided. As a result of the transactions described in Section 3.D(5) of this Plan, the Holding Company shall cause the Bank to establish and maintain the Bank Liquidation Account for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank.

In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Holding Company from the Liquidation Account, in the amount of the adjusted subaccount balance for such Account Holders before any liquidation distribution may be made to any holders of the Holding Company’s capital stock.

In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) following all liquidation payments to creditors of the Bank (including those to Account Holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth, and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of the liquidation to fund the distribution due with respect to the Liquidation Account, the Bank with respect to the Bank Liquidation Account shall immediately pay directly to Eligible Account Holders and Supplemental Eligible Account Holders an amount necessary to fund the Holding Company’s remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Holding Company’s creditors. Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Liquidation Account with respect to the Holding Company, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any distribution may be made to any holders of the Holding Company’s capital stock. A merger, consolidation, or similar combination with another depository institution, in which the Bank or the Holding Company is not the surviving institution, is not a complete liquidation for this purpose. In such transactions, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving holding company or institution.

In the event of the complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering the rights to his or her Liquidation Account and receiving from the Holding Company an equivalent interest in the Bank Liquidation Account. Each such holder’s interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account was the Liquidation Account (except that the Holding Company shall cease to exist).

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

If, at the close of business on any annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

The creation and maintenance of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Holding Company or the Bank, except that neither the Holding Company nor the Bank shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account or Bank Liquidation Account, as applicable; or (ii) the regulatory capital requirements of the Holding Company (to the extent applicable) or the Bank.

The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution exceeding such holder’s subaccount balance in the Liquidation Account.

For the two-year period following the completion of the Conversion, the Holding Company will not, except with the prior written approval of the OTS, (i) liquidate or sell the Holding Company, or (ii) cause the Bank to be liquidated or sold. Thereafter, upon the written request of the OTS, the Holding Company shall eliminate or transfer the Liquidation Account to the Bank and the Liquidation Account shall be assumed by the Bank, at which time the interests of Eligible Account Holders and Supplemental Eligible Account Holders will be solely, exclusively and directly in the Liquidation Account established in the Bank. In the event such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall become the liquidation account of the Bank and shall not be subject in any manner or amount to the claims of the Holding’s Company’s creditors. Approval of the Plan of Conversion shall constitute approval of the transactions described herein by the Members of the Mutual Holding Company and any other person or entity required to approve the Plan.

20. VOTING RIGHTS OF STOCKHOLDERS

Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company and the Holding Company exclusively shall hold and exercise voting rights as the holder of 100% of the Bank’s voting common stock.

21. RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

A. All Subscription Shares purchased by Directors or Officers of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

B. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:

(1)	Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

(2)	Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

(1)	Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

(2)	Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

(3)	Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Subscription Shares.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term “negotiated transaction” means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term “investment representative” shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23. TRANSFER OF DEPOSIT ACCOUNTS

Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights) applicable to such deposit account in the Bank immediately preceding consummation of the conversion.

24. REGISTRATION AND MARKETING

Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25. TAX RULINGS OR OPINIONS

Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank of either a ruling of the United States Internal Revenue Service, or an opinion of counsel with respect to federal tax laws, and either a ruling of an applicable state taxing authority, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26. STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier

Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

C. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock award plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable regulations. The Holding Company and the Bank intend to implement a stock option plan and a restricted stock award plan no earlier than six months after completion of the Conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the Conversion, the stock option plan will reserve a number of shares equal to up to 10% of the shares sold in the Offering and the stock award plan will reserve a number of shares equal to up to 4% of the shares sold in the Offering (unless the Bank’s tangible capital is less than 10% upon completion of the Offering in which case the stock award plan will reserve a number of shares equal to up to 3% of the shares sold in the Offering) for awards to employees and directors at no cost to the recipients. Shares for such plans may be issued out of authorized but unissued shares, treasury shares or repurchased shares.

D. The Holding Company and the Bank are authorized to enter into employment agreements and/or change in control agreements with their executive officers.

27. RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

A.	(1)	The charter of the Bank may contain a provision stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

(2)	For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Bank without the prior written consent of the OTS.

B. The Certificate of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company may contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

C. For the purposes of this section:

(1)	The term “person” includes an individual, a firm, a corporation or other entity;

(2)	The term “offer” includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

(3)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

(4)	The term “security” includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a “security” as defined in 15 U.S.C. § 77b(a)(1).

28. PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

A. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) applicable regulatory capital requirements.

29. CERTIFICATE OF INCORPORATION AND BYLAWS

By voting to adopt this Plan, Voting Members will be voting to adopt the Certificate of Incorporation and Bylaws for the Holding Company attached as Exhibits B and C to this Plan.

30. CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

The Effective Date of the Conversion shall be the date upon which the Articles of Combination shall be filed with OTS. The Articles of Combination shall be filed after all requisite regulatory, Member and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The closing of the sale of all shares of Holding Company Common Stock sold in the Offering and the Exchange Offering shall occur simultaneously on the effective date of the closing.

31. EXPENSES OF CONVERSION

The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

32. AMENDMENT OR TERMINATION OF PLAN

If deemed necessary or desirable, this Plan may be substantively amended by the Board of Directors of the Mutual Holding Company as a result of comments from the OTS or otherwise at any time prior to solicitation of proxies from Voting Members and Mid-Tier Holding Company stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by Voting Members and Mid-Tier Holding Company stockholders with the approval of the OTS shall not necessitate further approval by Voting Members or stockholders unless otherwise required by the OTS. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members and the Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

By adoption of the Plan, Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

33. CONDITIONS TO CONVERSION

Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

A. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, the Stock Holding Company and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25, “Tax Rulings or Opinions,” hereof;

B. The issuance of the Subscription Shares offered in the Conversion;

C. The issuance of Exchange Shares; and

D. The completion of the Conversion within the time period specified in Section 3, “Procedures for Conversion,” of this Plan.

34. INTERPRETATION

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the OTS.

Dated: February 16, 2010

EXHIBIT A

FORM OF AGREEMENT AND PLAN OF MERGER BY AND AMONG

EAGLE BANCORP, EAGLE FINANCIAL MHC AND

EAGLE BANCORP MONTANA, INC.

FORM OF

AGREEMENT AND PLAN OF MERGER BY AND AMONG

EAGLE BANCORP, EAGLE FINANCIAL MHC AND

EAGLE BANCORP MONTANA, INC.

THIS AGREEMENT AND PLAN OF MERGER (the Mid-Tier Merger Agreement and the MHC Merger Agreement, collectively the “Merger Agreement”) dated as of                     , is made by and among Eagle Bancorp, a federal corporation (the “Mid-Tier Holding Company”), Eagle Financial MHC, a federally chartered mutual holding company (the “Mutual Holding Company”), and Eagle Bancorp Montana, Inc., a corporation organized under the laws of Delaware and wholly owned subsidiary of Eagle Bancorp (“Holding Company”). Capitalized terms have the respective meanings given them in the Amended and Restated Plan of Conversion and Reorganization (the “Plan”) of Eagle Financial MHC dated February     , 2010, unless otherwise defined herein.

R E C I T A L S:

1. The Mid-Tier Holding Company is a federal corporation that owns 100% of the common stock of American Federal Savings Bank (the “Bank”).

2. The Mutual Holding Company is a federal mutual association which owns approximately 60.4% of the common stock of the Mid-Tier Holding Company.

3. The Holding Company is a corporation organized under the laws of the State of Delaware

4. Contemporaneously with the transactions contemplated by this Agreement, the Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid Tier Holding Company as the surviving entity.

5. Thereafter the Mid-Tier Holding Company will merge with and into Holding Company with Holding Company as the surviving entity

6. At least two-thirds of the members of the boards of directors of the Mid-Tier Holding Company, Mutual Holding Company and Holding Company have approved this Merger Agreement, and have authorized the execution and delivery thereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1. Merger. At and on the Effective Date of the Conversion, (i) the Mutual Holding Company will merge with and into Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity, and (ii) immediately thereafter Mid-Tier shall merge with and into Holding Company (the “Resulting Institution”).

2. Liquidation Accounts. Following the merger stockholders of Mid-Tier Holding Company shall pursuant to an exchange ratio receive common stock of Holding Company and Eligible Account Holders and Supplemental Eligible Account Holders the Bank shall receive an interest in a Liquidation Account and a Bank Liquidation Account to be maintained by Holding Company and payable to Eligible Account Holders and Supplemental Eligible Account Holders in the event of a liquidation under circumstances described in Section 19 “Establishment of Liquidation Account” of the Amended and Restated Plan of Conversion And Reorganization of Eagle Financial MHC dated February     , 2010.

3. Effective Date. The Merger Agreement shall not be effective until and unless the Plan is approved by the Office of Thrift Supervision (the “OTS”) after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of the eligible vote of Voting Members, and this Merger Agreement shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Voting Members shall constitute approval of the Merger Agreement by the Voting Members. Approval of the Plan by Minority Stockholders of the Mid-Tier Holding Company, including the Minority Stockholders, shall constitute approval of the Merger Agreement by such stockholders.

4. Name. The name of the Resulting Institution is Eagle Bancorp Montana, Inc.

5. Offices. The main banking office of the Resulting Institution shall be 1400 Prospect Avenue, Helena, Montana.

6. Directors and Officers. The directors and officers of the Mid-Tier Holding Company immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

7. Rights and Duties of the Resulting Institution. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mutual Holding Company and the Mid-Tier Holding Company. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company including the Liquidation Account and the Bank Liquidation Account. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of Interim I and the Mid-Tier Holding Company. All rights of creditors and other obligees and all liens on property of the Mid-Tier Holding Company and Mutual Holding Company shall be preserved and shall not be released or impaired.

8. Rights of Stockholders. At the Effective Date, the Mid-Tier Holding Company common stock will be cancelled and the holders of Mid-Tier Holding Company common stock shall receive stock of Holding Company in exchange for their Mid-Tier Holding Company common stock.

9. Other Terms. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Mid-Tier Merger Agreement and the Conversion.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Mid-Tier Holding Company, Interim I and the Bank have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.

Eagle Bancorp
(a federal corporation)
ATTEST:

______________________________________	By:
, Secretary	Peter J. Johnson
President and Chief Executive Officer

Eagle Financial MHC
ATTEST:

______________________________________	By:
, Secretary	Peter J. Johnson
President and Chief Executive Officer

Eagle Bancorp Montana, Inc.
(a Delaware corporation)
ATTEST:

______________________________________	By:
, Secretary	Peter J. Johnson
President and Chief Executive Officer

EXHIBIT B

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EAGLE BANCORP MONTANA, INC.

EAGLE BANCORP MONTANA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 2, 2009.

SECOND: The following Amended and Restated Certificate of Incorporation was unanimously adopted by the Board of Directors of the Corporation by resolution.

THIRD: The Corporation has not received any payment for any of its stock;

FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

Name

The name of the corporation is EAGLE BANCORP MONTANA, INC. (the “Corporation”).

ARTICLE II

Registered Office

The address of the Corporation’s registered office in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

Purpose and Powers

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

SECTION 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 9,000,000 shares, divided into two classes consisting of 8,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Board of Directors shall have authority by resolution to issue shares of Common Stock from time to time on such terms as it may determine. The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

(a) the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

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(b) the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(d) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled the amount of such fund and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets of the Corporation;

(g) whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the share of such series in any respect;

(h) whether such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

(i) any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

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The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

SECTION 2. Rights of Holders of Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors may determine. Upon the dissolution, liquidation or winding up of the Corporation (subject to (i) payment of provision of the Corporation’s debts and liabilities and (ii) distribution of the Liquidation Account established for certain depositors of American Federal Savings Bank pursuant to the Amended and Restated Plan of Conversion and Reorganization, Section 19 “Establishment of Liquidation Account,” dated February     , 2010), after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

There shall be no cumulation of votes for the election of Directors or for any other purpose.

Every share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

ARTICLE V

Business Combinations

The provisions of Section 203 of the Delaware General Corporation Law or any successor provision shall govern the Corporation.

ARTICLE VI

Board of Directors

SECTION 1. Number. The business and affairs of the Corporation shall be under the direction of the Board of Directors consisting of three classes whose terms and number shall be as set forth in the Bylaws of the Corporation.

SECTION 2. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

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ARTICLE VII

Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class of preferred stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

ARTICLE VIII

Bylaw Amendments

The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Section 2 of Article II and Sections 1 through 6 of Article III of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of 80% of all votes entitled to be cast in the election of Directors, voting together as a single class.

ARTICLE IX

Acquisition of Stock

Notwithstanding anything contained in this Certificate of Incorporation to the contrary:

SECTION 1. Restriction. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation. This limitation shall not apply to any tax qualified employee stock benefit plan of the Corporation.

In the event shares are acquired in violation of this Article IX, all shares beneficially owned by any person in excess of 10% shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

SECTION 2. Certain Definitions. For the purposes of this Article IX, the following definitions apply:

(a) The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, and any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the Corporation.

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(b) The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(c) The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(d) The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer or a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

ARTICLE X

Director Liability

No Director or officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Amendments to Certificate of Incorporation

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of all votes entitled to be cast in the election of Directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX, X, this Article XI or XIII of this Certificate of Incorporation.

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ARTICLE XII

Certain Business Combinations

SECTION 1. Vote Required for Certain Business Combinations.

(a) Higher Vote for Certain Business Combinations. Unless otherwise required by law, in addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XII, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder, shall require the approval of the Board of Directors and the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock which is not owned by the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) Definition of “Business Combination”. The term “Business Combination” as used in this Article XII shall mean:

(i) any merger, consolidation or share exchange of the Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Market Value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of

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the Corporation or any Subsidiary which securities were outstanding prior to the time the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock or (D) any issuance or transfer of stock by the Corporation, provided, however, that in no case under (B) through (D) above shall there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

(vi) any transaction involving the Corporation or any Subsidiary which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or securities convertible into the stock of any class or series owned by the Interested Stockholder of the Corporation or of any Subsidiary, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

(vii) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(vi) above) provided by or through the Corporation or any Subsidiary.

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SECTION 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the bylaws of the Corporation, if all of the conditions specified in either the following paragraphs (a) or (b) are met:

(a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

(b) Price and Procedure Requirements. All of the following conditions shall have been met:

(1) Minimum Price Requirements. With respect to every class or series of Voting Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Voting Stock:

(i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (2) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

(B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article XII as the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

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(ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such shares (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock;

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock.

(2) Other Requirements.

(i) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying

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forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(ii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

(iii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

(iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

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(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have made any major change in the Corporation’s business or capital structure without the approval of a majority of the Disinterested Directors.

SECTION 3. Certain Definitions. For the purpose of this Article XII:

(a) A “person” shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association, government or any political subdivision or agency or instrumentality of a government or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock.

(b) “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast more than 15% of the votes in the election of Directors; is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding Voting Stock; or

(ii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the voting pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or direct the disposition of pursuant to any agreement, arrangement or understanding; or

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(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(d) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(e) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, except that the Corporation or any Subsidiary shall not be deemed to be an Affiliate or an Associate of any Interested Stockholder.

(f) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(g) “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate of the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then serving on the Board of Directors.

(h) “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on such exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on

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such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) National Market (“NMS”), or if such stock is not included on NASDAQ-NMS, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(i) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(1)(i) and (ii) of Section 2 of this Article XII shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

(ii) “Voting Stock” means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

SECTION 4. Powers of the Board of Directors. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any persons, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of Section 2(b) of this Article XII have been met.

SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article XII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6. Amendment, Repeal, Etc. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal this Article XII or adopt any provision of this Certificate of Incorporation inconsistent with it which is proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of the holders of at least 80% of the Voting Stock entitled to be cast at the election of Directors, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of two thirds of the entire Board of Directors and a majority of the Disinterested Directors.

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ARTICLE XIII

Indemnification

Indemnification shall be provided for to the fullest extent authorized in the Bylaws. Any repeal or amendment of this Article XIII shall not affect indemnification provided under this Article with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts.

ARTICLE XIV

Gender

If the context requires, the use of any gender shall also refer to the other gender.

ARTICLE XV

Incorporator

The name and mailing address of the incorporator of the Corporation is Brent A. Little, Esq., c/o Nixon Peabody LLP, 401 9th Street NW, Suite 900, Washington, D.C. 20004.

ARTICLE XVI

Liquidation Account

Under regulations of the Office of Thrift Supervision, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Amended and Restated Plan of Conversion and Reorganization dated February     , 2010 (the “Plan of Conversion”). In the event of a complete liquidation involving (i) the Company or (ii) American Federal Savings Bank, the Company must comply with the regulations of the Office of Thrift Supervision and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this __ day of February, 2010.

Charles Berger
Secretary

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EXHIBIT C

BYLAWS OF THE HOLDING COMPANY

BYLAWS

OF

EAGLE BANCORP MONTANA, INC.

ARTICLE I

Offices

SECTION 1. Registered Office.

The registered office of Eagle Bancorp Montana, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), within the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901 and the name of its registered agent at the registered office is National Corporate Research, Ltd.

SECTION 2. Other Offices.

The Corporation may also have offices at such places, either within or without the State of Delaware and either within or without the United States of America, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1. Annual Meeting of Stockholders.

(a) The annual meeting of stockholders of the Corporation, for the purpose of electing Directors and of transacting such other business as may properly come before the meeting, shall be held on such date, at such place and such time as shall be designated by the Board of Directors.

(b) To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in Section 8 of this Article II.

SECTION 2. Special Meetings of Stockholders.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose may be called only by a majority of the entire Board of Directors.

SECTION 3. Notice of Meeting.

(a) The Secretary shall cause written notice of the time, place and purposes of each meeting to be mailed, or delivered personally, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.

(b) Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. Quorum.

(a) At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

(b) Whether or not a quorum is present, the meeting may be adjourned from time to time by a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

SECTION 5. Organization.

(a) The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Executive Vice President or Vice President as the Chairman of the Board of Directors may designate, shall act as Chairman of meetings of the stockholders.

(b) The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

SECTION 6. Voting.

(a) Each holder of Common Stock and any series of Preferred Stock having voting rights shall be entitled to one vote for each share of Common Stock or such Preferred Stock held of record on all matters on which stockholders generally are entitled to vote.

(b) Directors shall be elected by ballot and upon demand of any stockholder the vote upon any question before the meeting shall be by ballot.

(c) Directors shall be elected by a plurality of the votes cast at an election.

(d) A stockholder entitled to vote at a meeting of stockholders may authorize another person to act for him by written proxy, signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation’s Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if represented by proxy, and shall state the number of shares voted.

SECTION 7. Inspectors of Elections.

The Board of Directors or Chairman of the meeting of stockholders shall appoint one or more inspectors to count and tabulate the votes and to perform such other acts or duties as may be required by the Chairman or required by law. On request of the Chairman of the meeting, or as otherwise required by law, the inspectors shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote certified by the inspectors.

SECTION 8. Advance Notice of Stockholder Proposals and Stockholder Nominations.

(a) At any annual meeting of the stockholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 8. For any nominations or other business to be properly brought before any annual meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation: (1) not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, not later than the close of business on the seventh day following the date of public announcement of such meeting. For business proposals other than nominations, for which a notice must comply with requirements of Section 8(b), a stockholder’s notice to the Secretary shall set forth (1) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation, and (5) as to each matter the stockholder proposes to bring before the meeting, any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 8. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding the foregoing provisions of this Section 8, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies shall comply with the requirements in the proxy rules of the United States Securities and Exchange Commission with respect to such proposal.

(b) For nominations of any person to be elected as a director, a stockholder’s notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

(c) For purposes of this Section 8, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

ARTICLE III

Directors

SECTION 1. Number.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the majority of the entire Board of Directors.

SECTION 2. Terms.

Beginning with the first annual meeting of stockholders held after the filing of this Certificate of Incorporation, the Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, class I, class II and class III, as nearly equal in number as possible. The terms of office of the classes of Directors elected at the initial annual meeting shall expire as follows: the term of office of class I will expire at the annual meeting of stockholders following incorporation and the remaining classes will expire at the subsequent annual meeting of stockholders. At each Annual Meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

SECTION 3. Resignation of Directors and Vacancies.

Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board of Directors caused by such resignation may be filled by a majority vote of the Board of Directors for the unexpired portion of the term.

SECTION 4. Removal.

Removal of Directors shall be effected in the manner set forth in the Certificate of Incorporation.

SECTION 5. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors serving in newly created Directorships resulting from any increase in the authorized number of Directors shall serve until the next Annual Meeting of Stockholders, whereupon if nominated they shall stand for election and for initial terms that shall permit as nearly as possible three equal classes of directors. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 6. Place and Manner of Meeting.

All meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware as the Board of Directors may from time to time fix therefor. Any meeting of the Board of Directors, annual, regular or special, or of any committee may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

SECTION 7. Annual Meetings.

The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time, within or without the State of Delaware and either within or without the United States of America, as shall be specified in a notice thereof given as provided in Section 10 of this Article III.

SECTION 8. Regular Meetings.

A regular meeting of the Board of Directors, of which no notice shall be required to be given, shall be held, if a quorum be present, in each and every year immediately after the adjournment of the annual meeting of stockholders for the purpose of electing officers and transacting such other business as might be transacted at any regular meeting of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice, except that the scheduled date of any meeting may be changed by the Chairman of the Board or the President, in the discretion of either, provided that notice of such change shall be given to all Directors personally or by mail, telephone or telegraph at least 24 hours prior to such scheduled date upon which such meeting is to be held.

SECTION 9. Special Meetings.

Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of the Board, the President, or a majority of the Directors.

SECTION 10. Notice of Special Meetings.

Notice of the time and place of any special meeting of the Board of Directors shall be given by serving the same personally or by telephone or by telegram addressed to each Director at his post office address as the same shall appear on the books of the Corporation at least two hours before such meeting. Each member of the Board of Directors shall, by writing filed with the Secretary, designate his post office address to which notices or meetings of the Board of Directors of the Corporation shall be directed, and in the event of any change therein shall likewise designate his new post office address.

SECTION 11. Quorum.

A majority of the members of the Board of Directors then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the Committee thereof, except for the amendment of the Bylaws which shall require a vote of not less than a majority of the members of the Board of Directors then in office.

SECTION 12. Action Without a Meeting.

Action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or Committee. The consent shall have the same effect as a vote of the Board of Directors or Committee thereof for all purposes.

SECTION 13. Organization.

(a) At all meetings of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Senior Vice President or a Vice President or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

(b) At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

SECTION 14. Committees of the Board.

The Board of Directors may designate one or more committees, including an executive committee, each consisting of one or more Directors of the Corporation as members, with such power and authority as prescribed by the Bylaws or as provided in a resolution of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, a member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place or any such absent or disqualified member. Except to the extent restricted by statute or the Corporation’s Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Each Committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Officers.

(a) The officers of the Corporation shall be a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, Chief Financial Officer, and such additional officers, if any, as shall be elected by the Board of Directors in accordance with these Bylaws. The Board of Directors, immediately after each annual meeting of stockholders, shall select a President and one or more Executive Vice Presidents and Vice Presidents, a Secretary, and a Chief Financial Officer. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any two or more of the above offices may be held by the same persons except as prohibited by law, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be acknowledged or verified by two or more officers.

(b) All officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

(c) Any vacancy caused by the death of any officer, his resignation, his removal or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

(d) In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Chairman.

The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be elected annually by the Board of Directors at the first meeting of the board held after each annual meeting of stockholders, or as soon thereafter as possible, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 3. President.

The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meeting of the stockholders and the Board of Directors. The President shall be the Chief Executive Officer unless the Board of Directors designates otherwise. The Chief Executive Officer shall be a member of the Board of Directors. He shall perform all duties incident to the office of chief executive and operating officer and such other duties as may from time to time be assigned to him by the Board of directors.

SECTION 4. Vice President.

Each Vice President, if any, shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

SECTION 5. Chief Financial Officer.

The Chief Financial Officer shall:

(i) be the principal financial officer and principal accounting officer of the Corporation;

(ii) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(iii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(iv) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(v) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(vi) disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;

(vii) render to the Board of Directors, whenever the Board of Directors may require, an accounting of the financial condition of the Corporation; and

(viii) in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 6. Secretary.

The Secretary shall:

(i) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(ii) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;

(iii) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(iv) see that the books, reports, statements certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(v) in general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 7. Compensation.

The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Capital Stock

SECTION 1. Certificates of Stock.

(a) The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and also by the Chief Financial Officer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

(b) The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificates.

(c) All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s capital stock records.

(d) Except as hereinafter provided, all certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

(e) The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 2. Lost Certificate.

The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

SECTION 3. Transfer of Shares.

Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Corporation may appoint a transfer agent and registrar or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

SECTION 4. Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

(b) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends and Stock Repurchases.

(a) Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of, and authorize repurchase programs for, stock of the Corporation, but only out of funds available for the payment of dividends or repurchase of shares as provided by law.

(b) Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a Saturday, Sunday or a legal holiday, then the dividend payable on such date shall be paid on the next day not a Saturday, Sunday or a legal holiday.

SECTION 7. Corporate Seal.

The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the President.

SECTION 8. Fiscal Year.

The fiscal year of the Corporation shall end on June 30 or shall be such other fiscal year as the Board of Directors from time-to time by resolution shall determine.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Contracts.

To the extent permitted by law, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc.

All checks, drafts or other order for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

SECTION 5. Waivers of Notice.

Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 6. Offices Outside of Delaware.

Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

SECTION 7. Gender.

If the context requires, the use of any gender shall also refer to the other gender.

ARTICLE VII

Indemnification

SECTION 1. Indemnification of Directors, Officers and Employees.

(a) The Corporation shall indemnify to the full extent authorized by law any Director or Officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b) The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2. Expenses Advanced.

Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VII, may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.

SECTION 3. Automatic Conformity to Law.

The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

ARTICLE VIII

Amendments

The stockholders or the Board of Directors of the Corporation may amend or repeal the Bylaws or adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares present or represented by proxy and entitled to vote at any annual or special meeting shall be required to amend or repeal the Bylaws or to adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EAGLE BANCORP MONTANA, INC.

EAGLE BANCORP MONTANA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 2, 2009.

SECOND: The following Amended and Restated Certificate of Incorporation was unanimously adopted by the Board of Directors of the Corporation by resolution.

THIRD: The Corporation has not received any payment for any of its stock;

FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

Name

The name of the corporation is EAGLE BANCORP MONTANA, INC. (the “Corporation”).

ARTICLE II

Registered Office

The address of the Corporation’s registered office in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

Purpose and Powers

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

SECTION 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 9,000,000 shares, divided into two classes consisting of 8,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Board of Directors shall have authority by resolution to issue shares of Common Stock from time to time on such terms as it may determine. The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

(a) the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

(b) the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(d) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled the amount of such fund and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets of the Corporation;

(g) whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the share of such series in any respect;

(h) whether such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

(i) any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

SECTION 2. Rights of Holders of Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors may determine. Upon the dissolution, liquidation or winding up of the Corporation (subject to (i) payment of provision of the Corporation’s debts and liabilities and (ii) distribution of the Liquidation Account established for certain depositors of American Federal Savings Bank pursuant to the Amended and Restated Plan of Conversion and Reorganization, Section 19 “Establishment of Liquidation Account,” dated February     , 2010), after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

There shall be no cumulation of votes for the election of Directors or for any other purpose.

Every share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

ARTICLE V

Business Combinations

The provisions of Section 203 of the Delaware General Corporation Law or any successor provision shall govern the Corporation.

ARTICLE VI

Board of Directors

SECTION 1. Number. The business and affairs of the Corporation shall be under the direction of the Board of Directors consisting of three classes whose terms and number shall be as set forth in the Bylaws of the Corporation.

SECTION 2. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII

Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class of preferred stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

ARTICLE VIII

Bylaw Amendments

The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Section 2 of Article II and Sections 1 through 6 of Article III of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of 80% of all votes entitled to be cast in the election of Directors, voting together as a single class.

ARTICLE IX

Acquisition of Stock

Notwithstanding anything contained in this Certificate of Incorporation to the contrary:

SECTION 1. Restriction. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation. This limitation shall not apply to any tax qualified employee stock benefit plan of the Corporation.

In the event shares are acquired in violation of this Article IX, all shares beneficially owned by any person in excess of 10% shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

SECTION 2. Certain Definitions. For the purposes of this Article IX, the following definitions apply:

(a) The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, and any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the Corporation.

(b) The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(c) The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(d) The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer or a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

ARTICLE X

Director Liability

No Director or officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Amendments to Certificate of Incorporation

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of all votes entitled to be cast in the election of Directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX, X, this Article XI or XIII of this Certificate of Incorporation.

ARTICLE XII

Certain Business Combinations

SECTION 1. Vote Required for Certain Business Combinations.

(a) Higher Vote for Certain Business Combinations. Unless otherwise required by law, in addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XII, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder, shall require the approval of the Board of Directors and the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock which is not owned by the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) Definition of “Business Combination”. The term “Business Combination” as used in this Article XII shall mean:

(i) any merger, consolidation or share exchange of the Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Market Value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which securities were outstanding prior to the time the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock or (D) any issuance or transfer of stock by the Corporation, provided, however, that in no case under (B) through (D) above shall there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

(vi) any transaction involving the Corporation or any Subsidiary which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or securities convertible into the stock of any class or series owned by the Interested Stockholder of the Corporation or of any Subsidiary, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

(vii) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(vi) above) provided by or through the Corporation or any Subsidiary.

SECTION 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the bylaws of the Corporation, if all of the conditions specified in either the following paragraphs (a) or (b) are met:

(a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

(b) Price and Procedure Requirements. All of the following conditions shall have been met:

(1) Minimum Price Requirements. With respect to every class or series of Voting Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Voting Stock:

(i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (2) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

(B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article XII as the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

(ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such shares (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock;

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock.

(2) Other Requirements.

(i) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(ii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

(iii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

(iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have made any major change in the Corporation’s business or capital structure without the approval of a majority of the Disinterested Directors.

SECTION 3. Certain Definitions. For the purpose of this Article XII:

(a) A “person” shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association, government or any political subdivision or agency or instrumentality of a government or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock.

(b) “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast more than 15% of the votes in the election of Directors; is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding Voting Stock; or

(ii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the voting pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or direct the disposition of pursuant to any agreement, arrangement or understanding; or

(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(d) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(e) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, except that the Corporation or any Subsidiary shall not be deemed to be an Affiliate or an Associate of any Interested Stockholder.

(f) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(g) “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate of the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then serving on the Board of Directors.

(h) “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on such exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) National Market (“NMS”), or if such stock is not included on NASDAQ-NMS, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(i) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(1)(i) and (ii) of Section 2 of this Article XII shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

(ii) “Voting Stock” means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

SECTION 4. Powers of the Board of Directors. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any persons, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of Section 2(b) of this Article XII have been met.

SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article XII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6. Amendment, Repeal, Etc. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal this Article XII or adopt any provision of this Certificate of Incorporation inconsistent with it which is proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of the holders of at least 80% of the Voting Stock entitled to be cast at the election of Directors, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of two thirds of the entire Board of Directors and a majority of the Disinterested Directors.

ARTICLE XIII

Indemnification

Indemnification shall be provided for to the fullest extent authorized in the Bylaws. Any repeal or amendment of this Article XIII shall not affect indemnification provided under this Article with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts.

ARTICLE XIV

Gender

If the context requires, the use of any gender shall also refer to the other gender.

ARTICLE XV

Incorporator

The name and mailing address of the incorporator of the Corporation is Brent A. Little, Esq., c/o Nixon Peabody LLP, 401 9th Street NW, Suite 900, Washington, D.C. 20004.

ARTICLE XVI

Liquidation Account

Under regulations of the Office of Thrift Supervision, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Amended and Restated Plan of Conversion and Reorganization dated February xx 2010 (the “Plan of Conversion”). In the event of a complete liquidation involving (i) the Company or (ii) American Federal Savings Bank, the Company must comply with the regulations of the Office of Thrift Supervision and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this __ day of February, 2010.

Charles Berger
Secretary

BYLAWS

OF

EAGLE BANCORP MONTANA, INC.

ARTICLE I

Offices

SECTION 1. Registered Office.

The registered office of Eagle Bancorp Montana, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), within the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901 and the name of its registered agent at the registered office is National Corporate Research, Ltd.

SECTION 2. Other Offices.

The Corporation may also have offices at such places, either within or without the State of Delaware and either within or without the United States of America, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1. Annual Meeting of Stockholders.

(a) The annual meeting of stockholders of the Corporation, for the purpose of electing Directors and of transacting such other business as may properly come before the meeting, shall be held on such date, at such place and such time as shall be designated by the Board of Directors.

(b) To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in Section 8 of this Article II.

SECTION 2. Special Meetings of Stockholders.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose may be called only by a majority of the entire Board of Directors.

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SECTION 3. Notice of Meeting.

(a) The Secretary shall cause written notice of the time, place and purposes of each meeting to be mailed, or delivered personally, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.

(b) Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. Quorum.

(a) At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

(b) Whether or not a quorum is present, the meeting may be adjourned from time to time by a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

SECTION 5. Organization.

(a) The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Executive Vice President or Vice President as the Chairman of the Board of Directors may designate, shall act as Chairman of meetings of the stockholders.

(b) The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

SECTION 6. Voting.

(a) Each holder of Common Stock and any series of Preferred Stock having voting rights shall be entitled to one vote for each share of Common Stock or such Preferred Stock held of record on all matters on which stockholders generally are entitled to vote.

(b) Directors shall be elected by ballot and upon demand of any stockholder the vote upon any question before the meeting shall be by ballot.

(c) Directors shall be elected by a plurality of the votes cast at an election.

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(d) A stockholder entitled to vote at a meeting of stockholders may authorize another person to act for him by written proxy, signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation’s Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if represented by proxy, and shall state the number of shares voted.

SECTION 7. Inspectors of Elections.

The Board of Directors or Chairman of the meeting of stockholders shall appoint one or more inspectors to count and tabulate the votes and to perform such other acts or duties as may be required by the Chairman or required by law. On request of the Chairman of the meeting, or as otherwise required by law, the inspectors shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote certified by the inspectors.

SECTION 8. Advance Notice of Stockholder Proposals and Stockholder Nominations.

(a) At any annual meeting of the stockholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 8. For any nominations or other business to be properly brought before any annual meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation: (1) not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, not later than the close of business on the seventh day following the date of public announcement of such meeting. For business proposals other than nominations, for which a notice must comply with requirements of Section 8(b), a stockholder’s notice to the Secretary shall set forth (1) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting

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power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation, and (5) as to each matter the stockholder proposes to bring before the meeting, any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 8. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding the foregoing provisions of this Section 8, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies shall comply with the requirements in the proxy rules of the United States Securities and Exchange Commission with respect to such proposal.

(b) For nominations of any person to be elected as a director, a stockholder’s notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

(c) For purposes of this Section 8, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

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ARTICLE III

Directors

SECTION 1. Number.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the majority of the entire Board of Directors.

SECTION 2. Terms.

Beginning with the first annual meeting of stockholders held after the filing of this Certificate of Incorporation, the Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, class I, class II and class III, as nearly equal in number as possible. The terms of office of the classes of Directors elected at the initial annual meeting shall expire as follows: the term of office of class I will expire at the annual meeting of stockholders following incorporation and the remaining classes will expire at the subsequent annual meeting of stockholders. At each Annual Meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

SECTION 3. Resignation of Directors and Vacancies.

Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board of Directors caused by such resignation may be filled by a majority vote of the Board of Directors for the unexpired portion of the term.

SECTION 4. Removal.

Removal of Directors shall be effected in the manner set forth in the Certificate of Incorporation.

SECTION 5. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors serving in newly created Directorships resulting from any increase in the authorized number of Directors shall serve until the next Annual Meeting of Stockholders, whereupon if

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nominated they shall stand for election and for initial terms that shall permit as nearly as possible three equal classes of directors. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 6. Place and Manner of Meeting.

All meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware as the Board of Directors may from time to time fix therefor. Any meeting of the Board of Directors, annual, regular or special, or of any committee may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

SECTION 7. Annual Meetings.

The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time, within or without the State of Delaware and either within or without the United States of America, as shall be specified in a notice thereof given as provided in Section 10 of this Article III.

SECTION 8. Regular Meetings.

A regular meeting of the Board of Directors, of which no notice shall be required to be given, shall be held, if a quorum be present, in each and every year immediately after the adjournment of the annual meeting of stockholders for the purpose of electing officers and transacting such other business as might be transacted at any regular meeting of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice, except that the scheduled date of any meeting may be changed by the Chairman of the Board or the President, in the discretion of either, provided that notice of such change shall be given to all Directors personally or by mail, telephone or telegraph at least 24 hours prior to such scheduled date upon which such meeting is to be held.

SECTION 9. Special Meetings.

Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of the Board, the President, or a majority of the Directors.

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SECTION 10. Notice of Special Meetings.

Notice of the time and place of any special meeting of the Board of Directors shall be given by serving the same personally or by telephone or by telegram addressed to each Director at his post office address as the same shall appear on the books of the Corporation at least two hours before such meeting. Each member of the Board of Directors shall, by writing filed with the Secretary, designate his post office address to which notices or meetings of the Board of Directors of the Corporation shall be directed, and in the event of any change therein shall likewise designate his new post office address.

SECTION 11. Quorum.

A majority of the members of the Board of Directors then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the Committee thereof, except for the amendment of the Bylaws which shall require a vote of not less than a majority of the members of the Board of Directors then in office.

SECTION 12. Action Without a Meeting.

Action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or Committee. The consent shall have the same effect as a vote of the Board of Directors or Committee thereof for all purposes.

SECTION 13. Organization.

(a) At all meetings of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Senior Vice President or a Vice President or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

(b) At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

SECTION 14. Committees of the Board.

The Board of Directors may designate one or more committees, including an executive committee, each consisting of one or more Directors of the Corporation as members, with such power and authority as prescribed by the Bylaws or as provided in a resolution of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, a member or members thereof present at any meeting and not disqualified from voting, whether or not he or

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they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place or any such absent or disqualified member. Except to the extent restricted by statute or the Corporation’s Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Each Committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Officers.

(a) The officers of the Corporation shall be a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, Chief Financial Officer, and such additional officers, if any, as shall be elected by the Board of Directors in accordance with these Bylaws. The Board of Directors, immediately after each annual meeting of stockholders, shall select a President and one or more Executive Vice Presidents and Vice Presidents, a Secretary, and a Chief Financial Officer. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any two or more of the above offices may be held by the same persons except as prohibited by law, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be acknowledged or verified by two or more officers.

(b) All officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

(c) Any vacancy caused by the death of any officer, his resignation, his removal or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

(d) In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

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SECTION 2. Chairman.

The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be elected annually by the Board of Directors at the first meeting of the board held after each annual meeting of stockholders, or as soon thereafter as possible, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 3. President.

The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meeting of the stockholders and the Board of Directors. The President shall be the Chief Executive Officer unless the Board of Directors designates otherwise. The Chief Executive Officer shall be a member of the Board of Directors. He shall perform all duties incident to the office of chief executive and operating officer and such other duties as may from time to time be assigned to him by the Board of directors.

SECTION 4. Vice President.

Each Vice President, if any, shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

SECTION 5. Chief Financial Officer.

The Chief Financial Officer shall:

(i) be the principal financial officer and principal accounting officer of the Corporation;

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(ii) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(iii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(iv) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(v) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(vi) disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;

(vii) render to the Board of Directors, whenever the Board of Directors may require, an accounting of the financial condition of the Corporation; and

(viii) in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 6. Secretary.

The Secretary shall:

(i) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(ii) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;

(iii) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(iv) see that the books, reports, statements certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(v) in general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

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SECTION 7. Compensation.

The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Capital Stock

SECTION 1. Certificates of Stock.

(a) The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and also by the Chief Financial Officer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

(b) The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificates.

(c) All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s capital stock records.

(d) Except as hereinafter provided, all certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

(e) The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 2. Lost Certificate.

The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

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SECTION 3. Transfer of Shares.

Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Corporation may appoint a transfer agent and registrar or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

SECTION 4. Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

(b) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends and Stock Repurchases.

(a) Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of, and authorize repurchase programs for, stock of the Corporation, but only out of funds available for the payment of dividends or repurchase of shares as provided by law.

(b) Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a Saturday, Sunday or a legal holiday, then the dividend payable on such date shall be paid on the next day not a Saturday, Sunday or a legal holiday.

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SECTION 7. Corporate Seal.

The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the President.

SECTION 8. Fiscal Year.

The fiscal year of the Corporation shall end on June 30 or shall be such other fiscal year as the Board of Directors from time-to time by resolution shall determine.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Contracts.

To the extent permitted by law, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc.

All checks, drafts or other order for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

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SECTION 5. Waivers of Notice.

Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 6. Offices Outside of Delaware.

Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

SECTION 7. Gender.

If the context requires, the use of any gender shall also refer to the other gender.

ARTICLE VII

Indemnification

SECTION 1. Indemnification of Directors, Officers and Employees.

(a) The Corporation shall indemnify to the full extent authorized by law any Director or Officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b) The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2. Expenses Advanced.

Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VII, may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.

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SECTION 3. Automatic Conformity to Law.

The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

ARTICLE VIII

Amendments

The stockholders or the Board of Directors of the Corporation may amend or repeal the Bylaws or adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares present or represented by proxy and entitled to vote at any annual or special meeting shall be required to amend or repeal the Bylaws or to adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.

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